                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           NET.B@NK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                                 NET.B@NK, INC.
                            950 NORTH POINT PARKWAY
                                   SUITE 350
                           ALPHARETTA, GEORGIA 30005

Dear Shareholder:

    You are cordially invited to attend our 1999 Annual Meeting of Shareholders, which will be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on April 22, 1999 at 10:00 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

    The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. We also will report on our operations during the past year and during the first quarter of fiscal 1999, as well as on our plans for the future.

    We are including with this Proxy Statement a copy of our Annual Report. It contains information on our operations and financial performance as well as our audited financial statements.

    Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                                     [SIG]

                                          D.R. Grimes
                                          Vice Chairman and Chief Executive
                                          Officer

                                NET. B@NK, INC.

                            950 NORTH POINT PARKWAY
                                   SUITE 350
                           ALPHARETTA, GEORGIA 30005
                                 (770) 343-6006

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1999

    The Annual Meeting of Shareholders of Net.B@nk, Inc. (the "Company"), will be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on Thursday, April 22, 1999, at 10:00 a.m., to consider and vote upon the following matters:

    1. To elect directors to serve for the terms indicated in the accompanying Proxy Statement.

    2. To act upon a proposal to increase the number of shares of common stock issuable under the Company's 1996 Stock Incentive Plan from 600,000 to 1,250,000.

    3.  To ratify Deloitte & Touche LLP as the Company's independent auditors.

    4. To transact such other business as may properly come before such meeting or any adjournment thereof.

    The Board of Directors has established the close of business on March 8, 1999 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting or any adjournment.

    We hope you will be able to attend the meeting. To ensure that the greatest number of shareholders will be present either in person or by proxy, however, we ask that you date and sign the accompanying proxy card and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

    If you attend the Annual Meeting in person, you may revoke your proxy at the meeting and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, you should complete and return each proxy.

                                          By Order of the Board of Directors:

                                                     [SIG]

                                          Mary E. Johnson
                                          Secretary

March 26, 1999

                                 NET.B@NK, INC.

                            950 NORTH POINT PARKWAY
                                   SUITE 350
                           ALPHARETTA, GEORGIA 30005
                                 (770) 343-6006

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1999

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

    The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, April 22, 1999, at 10:00 a.m., at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346, and at any adjournment of the meeting.

RECORD DATE AND MAILING DATE

    The close of business on March 8, 1999 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 26, 1999.

NUMBER OF SHARES OUTSTANDING

    As of the close of business on the Record Date, the Company had 100,000,000 shares of common stock, $.01 par value, authorized, of which 8,598,495 shares were issued and outstanding. Each such share is entitled to one vote on all matters to be presented at the meeting.

                          VOTING AT THE ANNUAL MEETING

PROCEDURES FOR VOTING BY PROXY

    If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR the amendment to our 1996 Stock Incentive Plan, FOR ratification of Deloitte & Touche LLP as our independent auditors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to the Chief Executive Officer of the Company, at the Company's address as listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

    A quorum will be present if a majority of the outstanding shares of common stock are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors. To approve the amendment to the Stock Incentive Plan and any other matter presented for shareholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

EFFECT OF ABSTENTIONS

    A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

EFFECT OF BROKER NON-VOTES

    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Companies listing their securities on the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and the ratification of independent accountants. Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

                            SOLICITATION OF PROXIES

    The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our soliciting material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table lists, as of the Record Date, the number of shares of common stock beneficially owned by (1) each current director and nominee, (2) the executive officers listed in the Summary Compensation Table elsewhere in this Proxy Statement, (3) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding common stock, and (4) all current executive officers and directors as a group.

                                                                              NUMBER OF SHARES
                                                                             BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER                                                            (1)            PERCENT OF CLASS
--------------------------------------------------------------------------  --------------------  -------------------
(i) Directors and Director Nominees

    Robert E. Bowers (2)..................................................          115,938                  1.3
    Ward H. Clegg.........................................................           50,688                    *
    D.R. Grimes (2).......................................................          179,062                  2.0
    J. Stephen Heard......................................................           10,938                    *
    T. Stephen Johnson....................................................          293,593(3)               3.4
    Robin C. Kelton.......................................................          143,438                  1.7
    Thomas H. Muller, Jr..................................................           10,938                    *
    Donald S. Shapleigh, Jr. (2)..........................................          115,937                  1.3
    W. James Stokes.......................................................           34,500                    *
    Mack I. Whittle.......................................................          806,000(4)               9.4

(ii) Non-Directors, Executive Officers

    Thomas L. Cable.......................................................            5,000                    *
    Catherine Storey......................................................                0                    0
    Jeffrey B. Watson.....................................................            3,000                    *

(iii) Non-Directors, 5% Beneficial Owners
    Carolina First Corporation
    ("Carolina First") (5)................................................          805,000                  9.4
    Lord Abbett & Co. (6).................................................          610,483                  7.1

(iv) All current Executive Officers and Directors as a Group
  (13 persons)............................................................        1,769,032(7)              19.7

------------------------

* Indicates less than one percent of the shares of common stock outstanding as of the Record Date.

(1) Includes the following numbers of shares subject to options exercisable within 60 days following the Record Date for the indicated reporting person:

    Mr. Bowers......................    115,938  Mr. Kelton..........................      1,000
    Mr. Cable.......................      5,000  Mr. Muller..........................      1,000
    Mr. Clegg.......................      1,000  Mr. Shapleigh.......................     49,687
    Mr. Grimes......................    179,062  Mr. Stokes..........................      1,000
    Mr. Heard.......................      1,000  Mr. Watson..........................      3,000
    Mr. Johnson.....................      1,000  Mr. Whittle.........................      1,000

(2) Mr. Bowers, Mr. Grimes and Mr. Shapleigh are also executive officers of the Company.

(3) Includes 146,280 shares owned of record by Mr. Johnson's spouse, Mary E. Johnson.

(4) Mr. Whittle serves as Chairman of the Board of Carolina First. As a result, he may be deemed to beneficially own any shares owned by Carolina First.

(5) Carolina First is located at 102 South Main Street, Greenville, South Carolina 29601.

(6) Lord, Abbett & Co. is located at 767 Fifth Avenue, New York, New York 10153 and is an investment advisor registered under Section 203 of the Investment Company Act of 1940, as amended. This information is based on a Report on
    Schedule 13G filed by Lord, Abbett & Co. with the Securities and Exchange Commission on February 12, 1999.

(7) Includes 359,687 shares subject to options exercisable within 60 days following the Record Date.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors consists of 12 members and is divided into three classes. The director nominees and directors whose terms will continue are listed below. The terms to be served by the members of each class below will expire at the Annual Meeting of Shareholders in the year indicated and upon the election and qualification of their successors. Thereafter, the members of each class will be elected for a three-year term. Except for Messrs. Johnson and Shapleigh, who have served as directors since February 1996, all of the Company's current directors have served as such since April 1997. John T. Moore, a Class III Director, and H. Bryce Solomon, a Class I Director, resigned as directors of the Company in February 1999. We will operate with two vacancies on the Board of Directors until we can fill the vacancies with outside directors whose business experience and relationships are consistent with our growth strategy.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
DIRECTOR NOMINEES
CLASS II (FOR A TERM EXPIRING IN 2002)
  Robert E. Bowers...................................          42   Chief Financial Officer and Director
  Ward H. Clegg......................................          47   Director
  J. Stephen Heard...................................          56   Director
  W. James Stokes....................................          40   Director

INCUMBENT DIRECTORS
CLASS I (TERM EXPIRING IN 2001)
  D.R. Grimes........................................          52   Vice Chairman, Chief Executive Officer and Director
  T. Stephen Johnson.................................          49   Chairman of the Board
  Mack I. Whittle, Jr................................          50   Director
CLASS III (TERM EXPIRING IN 2000)
  Robin C. Kelton....................................          64   Director
  Thomas H. Muller, Jr...............................          57   Director
  Donald S. Shapleigh, Jr............................          50   Director

    T. STEPHEN JOHNSON is President of T. Stephen Johnson & Associates ("TSJ&A"), a bank consulting firm located in Roswell, Georgia. The firm specializes in mergers, acquisitions and regulatory consulting. TSJ&A has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming TSJ&A in 1987. Mr. Johnson also serves as Vice Chairman of Florida Banks, Inc., a bank holding company. In addition, he is principal owner of Bank Assets Inc., a provider of benefit programs for directors and officers of banks.

    D.R. GRIMES has served as Vice Chairman and Chief Executive Officer of the Company since January 1997. From March 1996 to January 1997, he was an independent management consultant, and from 1978 to March 1996, he served in various capacities with Servantis Systems, Inc. ("SSI"), which provides electronic funds transfer and home banking software to the financial services industry, including Executive Vice President of Technology and Chief Information Officer (1995-1996); Executive Vice President of Technology and Marketing (1993-1995); President, Treasury Products Division (1994); and President, Financial Productions Division (1988-1993). Prior to joining SSI, Mr. Grimes served in various technology positions with Trust Company Bank of Georgia (now SunTrust Bank).

    DONALD S. SHAPLEIGH, JR. has served as President of the Company and the Bank since January 1996 and has also served as a director of the Company since its incorporation. He has submitted his resignation as President of the Company and the Bank effective April 30, 1999 in order to serve as Executive

Vice President and Director of Sales of Directo, Inc., a debit card marketing and management organization. Mr. Shapleigh has been involved in banking since 1971, having spent 23 years in various senior positions with BankSouth, N.A. and SouthTrust Bank. From November 1994 to December 1995, Mr. Shapleigh served as Director of Sales for Creative Solutions Group/A BISYS Company, an Atlanta-based company that sells its patented automated voice response technology to retail financial service companies.

    ROBERT E. BOWERS has served as Chief Financial Officer of the Company since February 1997. Prior to joining the Company, Mr. Bowers, a certified public accountant, was the Chief Financial Officer of CheckFree Corporation, which provides electronic bill payment processing for the financial services industry, from January 1996 through August 1996. From September 1984 until January 1996, he served as the Chief Financial Officer and a director of SSI, which was acquired by CheckFree Corporation in January 1996. His experience includes initial public offerings, strategic business planning and investor relations.

    WARD H. CLEGG has served as a director of Resource BancShares Corporation ("Resource Bancshares") since September 1986 and has also worked with the Company on a consulting basis. Resource Bancshares was acquired by Resource Bancshares Mortgage in December 1997. Mr. Clegg also served as Executive Vice President of Bankers Trust of South Carolina, where he had responsibility for approximately $1.2 billion in securities processing assets as well as Advanced Systems.

    J. STEPHEN HEARD has served as Area Vice President, Hartford Computer Group, Inc. since August 1998. From October 1997 to August 1998, he served as Product Sales Executive of Vanstar Corporation, a technology services company and value-added reseller of computer products to Fortune 1,000 companies, since October 1997. He has also served as President of Heard Systems, Inc., which provides information systems consulting services and ATM services to the retail industry, since January 1, 1994. In 1995 he retired from IBM after a 30-year career in marketing, sales and systems engineering.

    ROBIN C. KELTON is Chairman of Kelton International Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. Mr. Kelton is a founder and former Chairman and Chief Executive Officer of Fox-Pitt, Kelton Ltd. and the Fox-Pitt, Kelton Group, and President of Fox-Pitt, Kelton, Inc. These companies were formed in 1970 and comprise an international investment banking and brokerage group based in London and New York.

    THOMAS H. MULLER, JR. has served as the Chief Financial Officer of SpectRx, Inc., a medical device company, since December 1996. Mr. Muller has also served as President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992 and Chief Financial Officer of Nurse On Call, Inc., a healthcare software company, from 1993 to 1996. From 1993 to 1995, Mr. Muller also served as Chief Financial Officer of Amstel, Inc., a beverage manufacturing and marketing company. From 1984 to 1992, Mr. Muller served as Chief Financial Officer of HBO & Company, a leading healthcare information systems company.

    W. JAMES STOKES has served as Senior Vice President of TSJ&A since 1987. He served as Head of Analysis, with a focus on bank mergers and acquisitions, stock valuations, fairness opinions and regulatory assistance. Mr. Stokes also serves as the Managing Director for the Southeast Bank Fund, Inc.

    MACK I. WHITTLE, JR. has served as President and Chief Executive Officer of Carolina First since 1986. Mr. Whittle is also a director of Carolina First and of Carolina First Bank. Mr. Whittle began his banking career in 1969 with Bankers Trust of South Carolina. From 1969 to 1986, he served in several capacities including Trust Officer, Vice President of Commercial Business Development, City Executive for Myrtle Beach, and Senior Vice President and Regional Officer. In January 1986, Bankers Trust of South Carolina merged with NCNB Corp. Mr. Whittle resigned from NCNB Corp. in May 1986 to form Carolina First.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee, which sets the compensation for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee consists of T. Stephen Johnson, Thomas H. Muller, Jr. and J. Stephen Heard. Mr. Muller replaced Mr. Moore on the Compensation Committee following Mr. Moore's resignation from the Board of Directors in February 1999.

    The Board of Directors has also established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to the accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee currently consists of Thomas H. Muller, Jr., W. James Stokes and Ward H. Clegg.

    The Board of Directors may from time to time establish other committees. The Board of Directors does not have a nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised of Messrs. Johnson, Heard and Muller, and included John T. Moore until his resignation from the Board of Directors in February 1999. Mr. Johnson serves as Chairman of the Board of Directors of the Company. No other member of the Compensation Committee has served as an executive officer of the Company and no executive officer of the Company has served as a director or member of the Compensation Committee or of any other entity of which Messrs. Johnson, Heard, Moore or Muller have served as an executive officer.

DIRECTOR COMPENSATION

    Since September 1998, our non-employee directors have received a $200 fee per board meeting attended for their services as directors. We may also reimburse directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors.

    On July 15, 1999, the Compensation Committee granted each of the Company's nine outside directors an option to purchase 1,000 shares of common stock at an exercise price of $27.50 per share. Due to a significant decrease in the market price of the common stock following the date of grant, the Compensation Committee cancelled these options on August 31, 1998 and issued each director new options on identical terms except for the exercise price, which reflected the fair market value of the common stock on the date of grant ($15.75 per share). The options vested immediately on the date of grant.

    During fiscal 1998, the Company paid $71,562 in consulting fees to Mr. Clegg for technological consulting services. Mr. Clegg may perform these services from time to time in the future and will be paid on a project-by-project basis. Management believes the Company has obtained Mr. Clegg's services on terms that are no less favorable than those that could have been obtained from an unaffiliated third party.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF EACH OF THE LISTED NOMINEES UNLESS A CONTRARY INDICATION IS MADE.

                               EXECUTIVE OFFICERS

    The following persons serve as executive officers of the Company:

D.R. GRIMES                  AGE: 52

    Mr. Grimes is the Vice Chairman and Chief Executive Officer of the Company. Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Grimes'
experience.

DONALD S. SHAPLEIGH, JR.     AGE: 50

    Mr. Shapleigh is the President of the Company and the Bank and also serves as a director of the Company. He has submitted his resignation as President of the Company and the Bank effective April 30, 1999 in order to serve as Executive Vice President and Director of Sales of Directo, Inc. Please refer to the section of the
Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Shapleigh's experience.

ROBERT E. BOWERS             AGE: 42

    Mr. Bowers is the Chief Financial Officer of the Company and also serves as a director of the Company.
Please refer to the section of the Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Bowers' experience.

THOMAS L. CABLE              AGE: 42

    Mr. Cable has served as Chief Technology Officer of the Company and the Bank since May 1997. From May 1996 to May 1997, he served as Vice President, Retail Financial Services of CheckFree Corporation, and from February
1996 to May 1996, he was responsible for CheckFree's Retail Direct Bank Product. From 1985 to February 1996,
Mr. Cable served in various capacities with Servantis Systems, Inc. ("SSI"), including Senior Vice President and Business Unit Manager for Home Banking Products and Services, Vice President and Product Manager for
Delivery Systems and Associate and Product Manager for SSI's licensed bill payment software product. From 1978 to 1985, he was employed by First National Bank, Louisville, Kentucky as a Programmer and Programming Team
Leader responsible for the implementation and support of SSI's bill payment product and other bank application systems.

CATHERINE STOREY             AGE: 49

    Ms. Storey has served as Operations Manager of the Company and the Bank since July 1998. From September
1997 until July 1998, she served as a Vice President and Manager of Bank of Gwinnett County, and was
responsible for managing the day-to-day operations and lending functions of the main office of the bank. From
June 1995 until September 1997, she served as a Senior Vice President of First Realty Mortgage Company and was
responsible for the operational functions of that company. From 1987 until 1995, she served in various capacities with BankSouth, including Vice President of Retail Operations (1990-1995), Vice President and
Regional Manager of an 18-branch network (1988-1990) and Assistant Vice President and main office Operations
Manager (1987-1988).

JEFFREY B. WATSON            AGE: 39

    Mr. Watson has served as the Bank's Chief Lending Officer since November 1997. From 1996 to November 1997, he served as Product Manager--Internet Financial Software for Security First Technologies, and in the summer of
1995, he coordinated consultation projects with Fortune 500 companies for Coopers & Lybrand. Mr. Watson served in various capacities at Tracy Federal Bank from 1987 to 1994, including Senior Vice President (1993-1994),
Loan Production Manager (1989-1992) and Loan Officer (1987-1988).

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996 of our Chief Executive Officer and the three other executive officers who received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during fiscal 1998. Only Mr. Shapleigh served as an executive officer of the Company prior to fiscal 1997.

SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                   -------------
                                                                                                      AWARDS
                                                                                                   -------------
                                                                                                     NUMBER OF
                                                                      ANNUAL COMPENSATION           SECURITIES
                    NAME AND                                  -----------------------------------   UNDERLYING        ALL OTHER
               PRINCIPAL POSITION                    YEAR       SALARY      BONUS        OTHER        OPTIONS       COMPENSATION
-------------------------------------------------  ---------  ----------  ----------  -----------  -------------  -----------------
D.R. Grimes......................................       1998  $  150,000  $        0   $       0       100,000(1)     $       0
Vice Chairman and Chief Executive Officer........       1997  $  130,000  $  250,000   $       0       132,500        $       0

Donald S. Shapleigh, Jr..........................       1998  $  120,000  $        0   $       0         5,000(2)     $       0
President and Chief Operating Officer (3)               1997  $  100,000  $   25,000   $       0        49,687        $       0
                                                        1996  $   82,284  $        0   $       0             0        $       0

Robert E. Bowers.................................       1998  $  120,000  $        0   $       0         7,500(2)     $       0
Chief Financial Officer                                 1997  $   87,500  $  100,000   $       0       115,938        $       0

Thomas L. Cable..................................       1998  $  105,000  $        0   $       0         5,000(2)     $       0
Chief Technology Officer                                1997  $   62,500  $   39,000   $       0        15,000        $       0

------------------------

(1) Of the indicated options, 10,000 were granted and repriced during 1998. See "Historical Information Regarding Repricing, Replacement or Cancellation and Regrant of Options."

(2) These options were granted and repriced during 1998. See "Historical Information Regarding Repricing, Replacement or Cancellation and Regrant of Options."

(3) Mr. Shapleigh will resign as our President and Chief Operating Officer effective as of April 30, 1999.

    The following tables set forth certain information at December 31, 1998, and for the fiscal year then ended, concerning stock options granted to the officers listed in the Summary Compensation Table. None of these officers exercised options to purchase common stock of the Company during fiscal 1998. We have never granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

STOCK OPTION GRANTS IN FISCAL 1998

                                                      INDIVIDUAL GRANTS
                           -----------------------------------------------------------------------
                                                       PERCENTAGE OF                                 POTENTIAL REALIZABLE VALUE AT
                                        NUMBER OF      TOTAL OPTIONS                                    ASSUMED ANNUAL RATE OF
                                       SECURITIES     GRANTED TO ALL                                   STOCK PRICE APPRECIATION
                                       UNDERLYING        EMPLOYEES        EXERCISE                        FOR OPTION TERM (1)
                            DATE OF      OPTIONS         IN FISCAL       BASE PRICE    EXPIRATION   -------------------------------
NAME                         GRANT     GRANTED (2)         1998           PER SHARE       DATE         0%         5%         10%
-------------------------  ---------  -------------  -----------------  -------------  -----------  ---------  ---------  ---------
Mr. Grimes...............   07/15/98       10,000(3)          52.4            27.50      07/15/08     275,000    447,946    713,279
                            08/31/98       10,000             52.4            15.75      08/31/08     157,500    256,551    408,514
                            12/17/98       90,000             52.4            23.81      12/17/08   2,142,900  3,490,558  5,558,131
Mr. Shapleigh............   07/15/98        5,000(3)           2.6            27.50      07/15/08     137,500    223,973    356,640
                            08/31/98        5,000              2.6            15.75      08/31/08      78,750    128,275    204,257
Mr. Bowers...............   07/15/98        7,500(3)           3.9            27.50      07/15/08     206,250    335,960    534,959
                            08/31/98        7,500              3.9            15.75      08/31/08     118,125    192,413    306,386
Mr. Cable................   07/15/98        5,000(3)           2.6            27.50      07/15/08     137,500    223,973    356,640
                            08/31/98        5,000              2.6            15.75      08/31/08      78,750    128,275    204,257

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of our common stock.

(2) With the exception of the options to purchase 90,000 shares issued to Mr. Grimes, which vest in three equal annual increments beginning on the date of grant, all options shown in this table vest in five equal annual increments beginning on the one-year anniversary of the date of grant.

(3) The indicated options were cancelled and replaced by new options granted on August 31, 1998 with the terms described in this table.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                                                 NUMBER OF SECURITIES
                                                                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                                      OPTIONS AT            IN-THE-MONEY OPTIONS
                                       SHARES ACQUIRED                            DECEMBER 31, 1998        AT DECEMBER 31, 1998(1)
                                         ON EXERCISE       VALUE REALIZED     --------------------------  -------------------------
NAME                                          #                   $           EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
------------------------------------  -----------------  -------------------  -----------  -------------  ----------  -------------
Mr. Grimes..........................              0                   0          145,937        103,125    2,867,514       918,588
Mr. Shapleigh.......................              0                   0           24,843         29,844      434,752       493,520
Mr. Bowers..........................              0                   0           86,953         36,485    2,031,225       595,362
Mr. Cable...........................              0                   0            5,000         15,000       82,500       223,750

------------------------

(1) The closing price of our common stock, as reported by the Nasdaq SmallCap Market on December 31, 1998, was $27.50 per share. The value is calculated on the basis of the difference between the option per share exercise price and $27.50 per share, multiplied by the number of shares of common stock underlying the option.

            HISTORICAL INFORMATION REGARDING REPRICING, REPLACEMENT
                     OR CANCELLATION AND REGRANT OF OPTIONS

    The following table contains information concerning the repricing, replacement or cancellation and regrant of options held by persons who are currently executive officers or who were executive officers of the Company when this action was taken. The table reflects all repricings, replacements and cancellations and regrants of options that have occurred since the Company became a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended, in 1997.

10-YEAR OPTION/SAR REPRICINGS

                                                                                                                 LENGTH OF
                                                                MARKET PRICE OF    EXERCISE                   ORIGINAL OPTION
                                                    NUMBER OF    STOCK AT TIME       PRICE                   TERM REMAINING AT
                                                     OPTIONS          OF          AT TIME OF        NEW      DATE OF REPRICING
                                                   REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE    OR AMENDMENT (IN
NAME                                      DATE       AMENDED       AMENDMENT       AMENDMENT       PRICE          YEARS)
--------------------------------------  ---------  -----------  ---------------  -------------  -----------  -----------------
D.R. Grimes...........................   08/31/98      10,000      $   15.75       $   27.50     $   15.75           9.875
  Vice Chairman and Chief Executive
  Officer

Donald S. Shapleigh, Jr...............   08/31/98       5,000      $   15.75       $   27.50     $   15.75           9.875
  President and Chief Operating
  Officer (1)

Robert E. Bowers......................   08/31/98       7,500      $   15.75       $   27.50     $   15.75           9.875
  Chief Financial Officer

Thomas L. Cable.......................   08/31/98       5,000      $   15.75       $   27.50     $   15.75           9.875
  Chief Technology Officer

Catherine Storey......................   08/31/98       5,000      $   15.75       $   27.50     $   15.75           9.875
  Operations Manager

Jeffrey B. Watson.....................   08/31/98       5,000      $   15.75       $   27.50     $   15.75           9.875
  Chief Lending Officer

------------------------

(1) Mr. Shapleigh will resign as our President and Chief Operating Officer effective as of April 30, 1999.

COMPENSATION COMMITTEE REPORT ON FISCAL 1998 OPTION REPRICINGS

    This report is submitted by the two current members of the Compensation Committee who participated in the determinations described below. John T. Moore, who was also a member of the Compensation Committee during fiscal 1998, resigned as a director in February 1999 and was replaced at that time by Thomas H. Muller, Jr.

    On August 31, 1998, the Compensation Committee approved a reduction of the exercise price of a total of 64,000 options that it had granted to the Company's employees and outside directors on July 15, 1998. To effect the repricing, we cancelled and reissued the options that we had recently granted on July 15, 1998 with a lower exercise price. We reduced the exercise price of the options from $27.50 to $15.75 per share, which was the fair market value of a share of Common Stock on August 31, 1998, and extended the term of each option to August 31, 2008. All other terms of the options remained as they were before the repricing.

    We approved the repricing because we believe that equity interests are a significant factor in the Company's ability to attract and retain key employees that are critical to its long-range success. The options that were repriced had an initial exercise price of $27.50 per share, which represented the fair market value of the common stock on July 15, 1998. During July and August of 1998, the market value of the common stock declined, reaching a market price of $15.75 per share by August 31, 1998. This market decline was contrary to the incentive objectives of the Board with respect to the recent grant. In view of the number of underwater options held by the Company's directors and employees at that time, the significant decrease in the market price of the common stock and the competition for personnel with the skills and experience possessed by our optionees, we approved a reduction in the exercise price of 64,000 options held by the Company's directors and employees from $27.50 to $15.75 per share, the fair market value of the Company's common stock on the date of the repricing.

    Submitted by: THE COMPENSATION COMMITTEE

                               T. Stephen Johnson
                               J. Stephen Heard

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for fiscal 1998 and specifically reviews the compensation established for our Chief Executive Officer during fiscal 1998. This report is submitted by the two current members of the Compensation Committee who participated in the determinations described below. John T. Moore, who was also a member of the Compensation Committee during fiscal 1998, resigned as a director in February 1999 and was replaced at that time by Thomas H. Muller, Jr.

COMPENSATION PHILOSOPHY

    Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance,
(2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.

    In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company's financial performance for the previous year. We also gauge our success in achieving the compensation program's objectives in the previous year and consider the Company's overall performance objectives.

    Each element of our executive compensation program is discussed below.

BASE SALARIES

    Base salaries for our executive officers for fiscal 1998 are reflected in the Summary Compensation Table. In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

BONUSES

    Bonuses are intended to motivate the individual to work hard to achieve our financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement in the coming year. We award bonuses based on a combination of factors including the Company's historic and recent financial performance, the individual's contribution to that performance, the individual's performance on non-financial goals (such as ethical business conduct, client satisfaction and the general perception of the Company and the Bank by financial leaders and customers) and other contributions to our success. We give each of these factors relatively equal weight without applying a rigorous formula. We elected not to award any bonuses in fiscal 1998 and to focus instead on granting long-term incentive compensation in the form of stock options as described below.

LONG-TERM INCENTIVE COMPENSATION

    Our long-term incentive compensation is based upon our 1996 Stock Incentive Plan. We believe that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company. Based on our subjective evaluation of these factors, we granted the options described in the Summary Compensation Table to the executive officers named in that table and granted a total of 5,000 options to one other executive officer in fiscal 1998.

BENEFITS

    We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    We base our Chief Executive Officer's salary, bonus and stock options on our review of the compensation packages for chief executive officers of our most direct competitors, on our subjective assessment of his experience, knowledge and abilities, on a compensation analysis prepared by an independent consulting firm and on the Company's earnings, asset and account growth for the year. During 1998, the Company became profitable in an unprecedented eight months after receiving its bank charter. At the same time, the Company under the direction of the Chief Executive Officer attained all account and asset growth targets. We believe that our Chief Executive Officer's overall compensation for fiscal 1998 rewards these results and provides an appropriate incentive for continued strong individual and Company performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for fiscal 1998 is non-deductible. Our 1996 Stock Incentive Plan limits to 100,000 the number of options or shares that may be awarded to any individual in a single year under that plan.

    Submitted by: THE COMPENSATION COMMITTEE

                               J. Stephen Heard
                               T. Stephen Johnson

                               PERFORMANCE GRAPH

    The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from July 28, 1997, the effective date of the Company's initial public offering, to December 31, 1998. The Performance Graph assumes reinvestment of dividends, where applicable.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   7/28/97   12/31/97   12/31/98
Net_B@nk, Inc.                         $100        $98       $229
Nasdaq Stock Market (U.S.) Index       $100        $99       $139
Nasdaq Bank Stock Index                $100       $124       $123

                                                                JULY 28, 1997    DECEMBER 31, 1997    DECEMBER 31, 1998
                                                               ---------------  -------------------  -------------------
Net.B@nk, Inc................................................     $     100          $      98            $     229
Nasdaq Stock Market (U.S.) Index.............................     $     100          $      99            $     139
Nasdaq Bank Stock Index......................................     $     100          $     124            $     123

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 1998, except for the following late reports: one report covering one option grant and a repricing filed by each of Messrs. Bowers, Cable, Clegg, Heard, Johnson, Kelton, Moore, Muller, Shapleigh, Solomon, Stokes and Whittle and Ms. Storey, one report of initial ownership filed by Ms. Storey and one report covering two option grants and a repricing filed by Mr. Grimes; our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                              CERTAIN TRANSACTIONS

    Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 1998. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 1998.

    All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, we may have had additional transactions with, or used products or services of, various organizations with which our directors were associated. The amounts involved in these non-credit transactions have not been material in relation to our business or to that of such other organizations. We expect to continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

    See "Election of Directors--Compensation of Directors" for information regarding consulting fees that the Company paid to Mr. Clegg in fiscal 1998 and may pay in the future.

                                  PROPOSAL TWO
                   AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN

    The Board of Directors has approved and recommends that the shareholders approve an amendment to our 1996 Stock Incentive Plan (the "Plan") to increase the number of shares of common stock authorized for issuance under the Plan from 600,000 to 1,250,000. The Board of Directors approved the proposed amendment on March 23, 1999.

    The Board of Directors has reserved 600,000 shares of common stock for issuance under the Plan and has reserved an additional 650,000 shares of common stock for issuance under the Plan subject to shareholder approval of this proposal. As of March 1, 1999, 519,619 shares of common stock were subject to outstanding options under the Plan.

    The criteria for "non-employee directors" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code will be considered in appointed members to the committee that administers the Plan (the "Committee"). The Compensation Committee of the Board of Directors administers the Plan.

    Key employees, officers, directors and consultants of the Company or an affiliate (such as the Bank) are eligible for awards under the Plan. The Plan permits the Committee to make awards of shares of common stock, awards of securities related to the value of the common stock and cash awards to individual participants or under a program approved by the Committee for the benefit of a group of eligible persons. The Committee may award a variety of stock-based incentives, including stock awards, options to purchase shares of common stock and to sell shares of common stock back to the Company, stock appreciation rights, so-called "cash-out" or "limited stock appreciation rights" (which the Committee may make exercisable in the event of certain changes in control of the Company or other events), phantom shares, performance incentive rights, dividend equivalent rights and similar rights (hereinafter, "Stock Incentives"). The Committee determines the number of shares of common stock as to which a Stock Incentive is granted and to whom any Stock Incentive is granted, subject to the provisions of the Plan. The Committee also sets the exercise or settlement price and the termination provisions of a Stock Incentive to the extent not otherwise inconsistent with the terms of the Plan.

    The Committee may allow a Stock Incentive to be settled in various ways, depending upon the type of Stock Incentive, including payment in cash, payment by the delivery of previously owned shares of common stock, payment through a cashless exercise executed through a broker or payment by having withheld a number of shares of common stock otherwise issuable pursuant to the Stock Incentive. The terms of particular Stock Incentives may provide that they terminate, among other reasons, upon the holder's termination of employment, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. Stock Incentives may also provide exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. Stock Incentives may be cancelled, accelerated, paid or continued, subject to the terms of the applicable Stock Incentive agreement and to the provisions of the Plan, in the event of the holder's termination of employment. Stock Incentives are not generally transferable or assignable during a holder's lifetime. The Committee may make cash awards to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive. The Committee may condition delivery of any shares of common stock issuable under the Plan upon compliance with available exemptions from registration under applicable securities laws.

    The maximum number of shares of common stock for which options or stock appreciation rights may be granted during any fiscal year as to any eligible employee shall not exceed 100,000, to the extent required by Section 162(m) of the Internal Revenue Code for the grant to qualify as qualified performance-based compensation.

    The number of shares of common stock reserved for issuance under the terms of outstanding Stock Incentives, and the exercise or settlement price of each Stock Incentive will be adjusted to reflect the effect are subject to any recapitalization of the Company or similar event. In the event of certain corporate reorganizations and similar events, the Committee may substitute, cancel, accelerate, cash-out or otherwise adjust the terms of outstanding stock incentives, provided such adjustment is not inconsistent with the express terms of the Plan or the applicable Stock Incentive agreement.

    The term of the Plan is indefinite. Although the Board of Directors may amend or terminate the Plan without shareholder approval, the Board of Directors also may condition any amendment or termination upon shareholder approval if it determines that shareholder approval is necessary or appropriate in consideration of tax, securities or other laws.

    The following table indicates the number of options granted under the Plan to the persons and groups listed below as of the Record Date. The fair market value of the common stock on the Record

Date was $53.50, representing the closing price of the common stock reported by the Nasdaq National Market for that date:

                                                                        SUBJECT TO OPTIONS
NAME                                                                          GRANTED
-------------------------------------------------------------------  -------------------------
Mr. Bowers.........................................................            123,438
Mr. Cable..........................................................             20,000
Mr. Grimes.........................................................            249,062
Mr. Shapleigh......................................................             49,687
All current executive officers as a group..........................            477,187
All current directors who are not executive officers as a group....              7,000(1)
All employees, including all current officers who are not executive
  officers, as a group.............................................             33,432

------------------------

(1) Does not include 2,000 shares subject to options held by two non-employee directors who resigned in February 1999.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee will not recognize income upon the grant or exercise of an incentive stock option. Instead, the optionee will be taxed when he or she sells the stock purchased upon exercise of the option. The optionee will pay tax on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the optionee does not sell the stock within two years from the date of grant of the option and one year from the date he or she exercises the option, the gain will be capital gain, and the Company will not be entitled to a deduction. If the optionee sells the stock at a gain prior to that time, the difference between the amount the optionee paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the optionee sells the stock for more than the fair market value on the date of exercise, the excess amount will be taxed as capital gain. If the optionee sells the stock for less than the amount he or she paid for it during the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject an optionee to, or increase an optionee's liability for, the alternative minimum tax.

    NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize income upon the grant of a non-qualified stock option or at any time prior to the exercise of all or part of the option. Generally, when the optionee exercises all or part of a non-qualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying stock on the date the option is exercised over the option price of the stock and the Company will be entitled to a corresponding deduction. At that time, the Company will be subject to income tax withholding requirements and will have the right to require an optionee who is or was a Company employee to remit in cash to the Company an amount sufficient to satisfy any federal, state and local tax requirements prior to the delivery of any certificate or certificates for such shares of stock.

    A subsequent taxable disposition of the stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date of the option exercise and the amount realized on later disposition.

    THE FOREGOING IS A SUMMARY DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO OPTIONEES UNDER THE INTERNAL REVENUE CODE AND SHOULD NOT BE CONSTRUED AS LEGAL, TAX OR INVESTMENT ADVICE. ALL PLAN PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE PLAN.

                                 PROPOSAL THREE
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Unless otherwise directed by the shareholders, the persons appointed as proxies will vote for ratification of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Deloitte & Touche LLP as the Company's independent accountants for fiscal 1999. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its recommendation. We have been informed that no member of Deloitte & Touche LLP has any direct or material indirect financial interest in the Company or the Bank. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1999.

                             SHAREHOLDER PROPOSALS

    If you wish to submit a proposal for action at the next Annual Meeting of Shareholders and would like to have it included in the proxy statement for that meeting, you must send a written copy of the proposal to the Chief Executive Officer of the Company at the address listed on the first page of this proxy statement on or before November 25, 1999. The proposal must comply with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

    We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

------------------------

    A COPY OF OUR 1998 FORM 10-K (EXCLUDING EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO NET.B@NK, INC., 950 NORTH POINT PARKWAY, SUITE 350, ALPHARETTA, GEORGIA 30005 (ATTN: CHIEF FINANCIAL OFFICER). WE WILL CHARGE REPRODUCTION COST OF UP TO 25 CENTS PER PAGE FOR ANY EXHIBITS REQUESTED.

                                                                      APPENDIX A

                            SECOND AMENDMENT TO THE
                                 NET.B@NK, INC.
                           1996 STOCK INCENTIVE PLAN

    THIS SECOND AMENDMENT is made as of this 23rd day of March, 1999, by Net.B@nk, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                              W I T N E S S E T H:

    WHEREAS, the Company maintains the Net.B@nk, Inc. 1996 Stock Incentive Plan (the "Plan"); and

    WHEREAS, the Company desires to amend the Plan to increase the number of shares authorized for issuance thereunder; and

    WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan, subject to the further approval of the Company's shareholders;

    NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1. By deleting, effective as of the date shareholder approval of the Second Amendment is obtained, the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

       "Subject to adjustment in accordance with Section 5.2, 1,250,000 shares of Stock (the "Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Second Amendment.

3. Notwithstanding the foregoing, the adoption of this Second Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of the date of the approval of the Second Amendment by the Board of Directors of the Company, the adoption of this Second Amendment shall be null and void.

    IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

                                          NET.B@NK, INC.

                                          By: /s/ D.R. GRIMES
                                          --------------------------------------

                                          Title: Vice Chairman and Chief
                                          Executive Officer
                                          --------------------------------------

ATTEST:

By: /s/ ROBERT E. BOWERS
------------------------

Title: Chief Financial Officer
-----------------------

(CORPORATE SEAL)

                                 NET.B@NK, INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1999

The undersigned shareholder of Net.B@nk, Inc. (the "Company") hereby appoints D.R. Grimes and Robert E. Bowers as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on Thursday, April 22, 1999 at 10:00 a.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

PROPOSAL 1:        To elect the nominees listed below to serve as Class II directors of the Company for a term expiring at the 2002 Annual Shareholders'
                   Meeting.
                                             Robert E. Bowers
                                              Ward H. Clegg
                                             J. Stephen Heard
                                             W. James Stokes
                   FOR all nominees listed above (except as indicated to the contrary below.)
INSTRUCTION:       To withhold authority for one or more individual nominees, mark
                   "FOR" above, and write his name or their names in the space below:
PROPOSAL 2:        To approve an amendment to the 1996 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from
                   600,000 to 1,250,000.
                    FOR                               AGAINST                               ABSTAIN
PROPOSAL 3:        To ratify Deloitte & Touche LLP as the Company's independent auditors.
                    FOR                               AGAINST                               ABSTAIN

PROPOSAL 1:
                   WITHHOLD AUTHORITY to vote for all nominees listed above.
INSTRUCTION:
PROPOSAL 2:
PROPOSAL 3:
